News Release

For Information Contact:

Jerald K. Dittmer, Vice President and CFO (563) 264-7400

Melinda C. Ellsworth, Vice President, Treasurer and Investor Relations (563) 264-7406

HNI CORPORATION PRESIDENT AND CEO,

 STAN A. ASKREN, ASSUMES CHAIRMAN ROLE

MUSCATINE, Iowa (November 12, 2004) - HNI Corporation (NYSE:HNI) today announced that the Company's Board of Directors, at its November meeting, elected Stan A. Askren, 44, to the position of Chairman of the Board, President and CEO.  He succeeds Jack D. Michaels, 67, who has announced his retirement.  Michaels will continue as a Director.

"Today's action completes the leadership succession process which the HNI Corporation Board of Directors commenced three years ago," said Michaels.  "Our deliberate succession planning approach, has ensured a seamless transition of leadership. I am confident Stan's knowledge, leadership, and vision for the future, will serve our Company's stakeholders well."

Askren said, "The entire organization has a deep sense of gratitude for the exceptional leadership that Jack has provided over the years as Chairman, President and CEO."

Askren is the fourth Chairman in the Company's 60-year history.  Since joining the Company in 1992, he has held a variety of senior leadership positions within the Corporation in both the Office Furniture and Hearth business segments.  He was appointed President in 2003, and CEO in May of 2004.  Before joining the Company, he held management positions at Emerson Electric Co. and Thomson, S.A.

Askren holds a Bachelor of Arts in Business Administration from the University of Northern Iowa and an MBA from Washington University.  He also completed the Advanced Management Program at Harvard University.  He and his wife, Mona, have three children.

HNI Corporation provides products and solutions for the home and workplace environments and is the second largest office furniture manufacturer in the United States.  HNI Corporation is also the nation's leading manufacturer and marketer of gas- and wood-burning fireplaces.  The Company's strong brands, including HON®, Allsteel®, Gunlocke®, Paoli®, Heatilator®,

Heat-N-Glo®, Quadra-Fire®, and Fireside Hearth & HomeTM have leading positions in their markets. HNI Corporation is committed to maintaining its long-standing corporate values of integrity, financial soundness and a culture of service and responsiveness. By doing so, the Company was recognized for the sixth consecutive year as one of the 400 Best Big Companies in America by Forbes Magazine in 2004, and one of America's Most Admired Companies in the furniture industry by Fortune Magazine in 2004.  HNI Corporation's common stock is traded on the New York Stock Exchange under the symbol HNI.  More information can be found on the Company's website at www.hnicorp.com.

Forward-looking Statements

Statements in this news release that are not strictly historical, including statements as to plans, objectives, and future financial performance, are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, which may cause the Company's actual results in the future to differ materially from expected results.  These risks include, among others: the Company's ability to realize financial benefits (a) from its price increases, (b) from its cost containment and business simplification initiatives, (c) from its investments in strategic acquisitions, new products and brand building, (d) from its investments in distribution and rapid continuous improvement and (e) from its repurchases of common stock; uncertainty related to the availability of cash to fund future growth; lower than expected demand for the Company's products due to uncertain political and economic conditions; lower industry growth than expected; uncertainty related to disruptions of business by terrorism or military action; competitive pricing pressure from foreign and domestic competitors; higher than expected costs and lower than expected supplies of materials (including steel and petroleum based materials); and other factors described in the Company's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.

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